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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-58635, No. 33-58513 and No. 333-117455) and the related
Prospectuses and in the Registration Statements (Form S-8 No. 33-59171,
No. 333-42413, No. 333-68607, No. 333-94347, No. 333-51080, No. 333-60668,
No. 333-69840, No. 333-102456 and No. 333-119460) of Tektronix, Inc. of our
reports dated January 26, 2004, with respect to the consolidated financial statements and schedule of Inet Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, incorporated by reference in the Current Report on Form 8-K of Tektronix, Inc. dated October 5, 2004, filed with the Securities and Exchange Commission.


/s/  Ernst & Young LLP

Dallas, Texas
September 30, 2004